                                                                    EXHIBIT 10.9


THE SYMBOL "[*]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


October 9, 1995

UNIVERSITY OF CALIFORNIA , BERKELEY
OFFICE OF TECHNOLOGY LICENSING                   [UNIVERSITY OF CALIFORNIA SEAL]

================================================================================



                               EXCLUSIVE LICENSE

                                    BETWEEN

                           AMERSHAM LIFE SCIENCE INC.

                                      AND

                  THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

                                      FOR

                     ENERGY TRANSFER DYES FOR DNA ANALYSIS





                                               UC Case Nos.: B94-034 and B96-001
                                               U.S. Patent applications
                                               Serial Nos.: 08/189,924,
                                               08/410,808, 08/411,573 and
                                               08/_________________

================================================================================

                               TABLE OF CONTENTS

1.   BACKGROUND                                                             1

2.   DEFINITIONS                                                            2

3.   GRANT                                                                  5

4.   SUBLICENSES                                                            5

5.   LICENSE ISSUE FEE                                                      6

6.   ROYALTIES                                                              7

7.   DUE DILIGENCE                                                          9

8.   PROGRESS AND ROYALTY REPORTS                                          11

9.   BOOKS AND RECORDS                                                     11

10.  LIFE OF THE AGREEMENT                                                 12

11.  TERMINATION BY REGENTS                                                13

12.  TERMINATION BY LICENSEE                                               13

13.  DISPOSITION OF PRODUCTS ON HAND UPON TERMINATION                      14

14.  PATENT PROSECUTION AND MAINTENANCE                                    14

15.  MARKING                                                               16

16.  USE OF NAMES AND TRADEMARKS                                           16

17.  LIMITED WARRANTIES                                                    17

18.  PATENT INFRINGEMENT                                                   18

19.  INDEMNIFICATION                                                       19

20.  EXPORT CONTROLS                                                       19

21.  FOREIGN GOVERNMENTAL APPROVAL OR REGISTRATION                         20

22.  ASSIGNMENT                                                            20

23.  NOTICES                                                               20

24.  LATE PAYMENTS                                                         21

25.  WAIVER                                                                21

26.  CONFIDENTIALITY               21

27.  FORCE MAJEURE                 23

28.  SEVERABILITY                  23

29.  APPLICABLE LAW                23

30.  SCOPE OF AGREEMENT            23

October 9, 1995

UNIVERSITY OF CALIFORNIA, BERKELEY
OFFICE OF TECHNOLOGY LICENSING              [The University of California Seal]

================================================================================

                        EXCLUSIVE LICENSE AGREEMENT FOR
                     ENERGY TRANSFER DYES FOR DNA ANALYSIS

                                                  U.C. Case No.: B94-034
                                                  U.S. patent applications
                                                  Serial Nos.: 08/189,924,
                                                  08/410,808 and 08/411,573
                                                  And U.C. Case No.: B96-001

================================================================================

Effective October 1, 1995, THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation, whose legal address is 300 Lakeside Drive, Oakland, California 94612-3550, acting through its Office of Technology Licensing, at the University of California, Berkeley, 2150 Shattuck Avenue, Suite 510, Berkeley, CA 94720-1620 ("REGENTS") and AMERSHAM LIFE SCIENCE INC., a U.S. corporation having a principal place of business at 2636 South Clearbrook Drive, Arlington Heights, IL 60005 ("LICENSEE"), agree as follows:

1.   BACKGROUND

     1.1 REGENTS has an assignment of the Energy Transfer Dyes for DNA Sequencing invented by Drs. Richard A. Mathies, Jingyue Ju and Alexander N. Glazer, of the University of California at Berkeley, and ("INVENTION"), as described in REGENTS' Case No. B94-034 and REGENTS' PATENT RIGHTS as defined below, which are directed to the INVENTION.

     1.2 LICENSEE entered into an Option and Bailment Agreement on August 15, 1994, expiring on November 15, 1995 for the purpose of evaluating the commercial potential of the INVENTION, and granting LICENSEE an exclusive right to negotiate an exclusive license to the INVENTION.

     1.3 LICENSEE has provided REGENTS with a plan of commercialization outlining the business strategy for commercialization of the INVENTION.

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

     1.4 The INVENTION was developed in part under sponsorship by United States Biochemical Corporation/Amersham Life Science, Inc. and in part by the United States Department of Energy contract number DE-FG03-91ER61125 and as a consequence, the U.S. Government has been granted a NON-EXCLUSIVE, non-transferable, irrevocable, paid-up license to use the INVENTION for or on behalf of the United States throughout the world.

     1.5 Both parties recognize and agree that royalties due hereunder will be paid to REGENTS on both pending patent applications and issued patents.

     1.6 REGENTS wish to have said INVENTION perfected and marketed in a timely manner to provide products for public use and benefit.

     1.7 LICENSEE wishes to acquire an exclusive field of use license under the REGENTS' PATENT RIGHTS for the purpose of undertaking development and to manufacture, use, and distribute LICENSED PRODUCTS as defined below.

2.   DEFINITIONS

     2.1  "REGENTS' PATENT RIGHTS" means the following U.S. patent applications:

          a) U.C. Case No.: B94-034-1, Serial Number 08/189,924 entitled, "Probes labeled with energy transfer coupled dyes" filed on February 1, 1994 by Drs. Mathies, Ju and Glazer and assigned to the REGENTS, and;

          b) U.C. Case No.: B94-034-2 Continuation in part application Serial Number 08/410,808 entitled, "Primers labeled with energy transfer coupled dyes for DNA sequencing" filed on March 27, 1995 by Drs. Mathies, Ju and Glazer and assigned to the REGENTS, and;

          c) U.C. Case No.: B94-034-3 Continuation in part application Serial Number 08/411,573 entitled "Primers labeled with energy transfer

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Amersham                                    University of California, Berkeley
      coupled dyes for DNA sequencing" filed on March 27, 1995 by Drs. Mathies, Ju and Glazer and assigned to the REGENTS, and;

      d) U.C. Case No.: B96-001, U.S. Application entitled, "Universal Spacer/Energy Transfer Dyes" filed on September 20, 1995 by Drs. Mathies, Ju and Glazer and assigned to the REGENTS, and;


      e) continuing applications of a), b), c) and d) above, including divisions, substitutions, extensions and continuation-in-part applications only to the extent, however, that claims in the continuation-in-part applications are entitled to the priority filing date of patent application a) and are claimed or described in patent application a), and;

      f) any U.S. patents issuing on the applications and the continuing applications in a) through e) above, including reissues; and any corresponding foreign patents or applications.

2.2 "LICENSED PRODUCTS" means any product, service, apparatus, kit or component part thereof or other material produced by, or used in, the LICENSED METHOD or the manufacture, use or sale of which in a particular country:

      (a) Is covered by a valid claim of an issued, unexpired patent under the REGENTS' PATENT RIGHTS in that country in which such patent has issued (claim of an issued, unexpired REGENTS' PATENT RIGHTS shall be presumed to be valid unless and until it has been held invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken) or;

      (b) Is covered by a pending claim being prosecuted in a pending patent application under the REGENTS' PATENT RIGHTS in that country in which such application is pending.

2.3 "LICENSED METHOD" means any process or method that is covered by the REGENTS' PATENT RIGHTS in the country in which such process or method is used to make LICENSED PRODUCTS or the use or practice would constitute, but for the license granted to the LICENSEE pursuant to this Agreement, an infringement of any


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Amersham                                     University of California, Berkeley
     issued or pending claim within REGENTS' PATENT RIGHTS in that country in which the LICENSED METHOD is used or practiced.

2.4 "LICENSED FIELD OF USE" means use for energy transfer primer technology in DNA analysis.

2.5 "NET SALES" means the gross revenue of the LICENSED PRODUCTS in the form in which it is sold, leased, used or distributed under license, whether or not assembled (and without excluding therefrom any components or subassemblies thereof, whatever their origin and whether or not patent impacted), less the following items but only insofar as they actually pertain to the disposition of such LICENSED PRODUCTS by LICENSEE and are included in such gross income, and (except Item d) are separately billed:

     (a) Import, export, excise, and sales taxes, plus custom duties; if custom duties are part of the licensed price, REGENTS will accept LICENSEE's statement to that effect provided accounting statement is supplied, identifying each item and duty amount included.

     (b) Costs if insurance, packing, and transportation from the place of manufacture to the customer's premises or point of installation;

     (c)  Costs of installation at the place of use; and

     (d)  Credit for returns, allowances, or trades.

2.6 "LICENSED TERRITORY" means United States of America, its territories and possessions, any foreign countries where REGENTS have filed or obtained corresponding foreign patents or applications, and any other foreign countries throughout the world for which REGENTS may lawfully grant a license of REGENTS' PATENT RIGHTS.

2.7 AFFILIATES means any company controlled by, controlling, or under common control with LICENSEE and includes:

     (a) any company a majority share of whose voting stock or participating profit interest is owned or controlled, directly or indirectly, in whatever country organized, by LICENSEE and,


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
          (b) any company which controls, directly or indirectly a majority share of the voting stock of LICENSEE and,

          (c) any company which LICENSEE or a company owned or controlled by or owning or controlling LICENSEE at the maximum control or ownership right permitted in the country where the company exists and shall include any AFFILIATES of AFFILIATES.

3.   GRANT

     3.1 Subject to the limitations set forth in this Agreement and subject to the license granted to the U.S. Government, REGENTS hereby grants and LICENSEE and AFFILIATES hereby accepts an exclusive license under the REGENTS' PATENT RIGHTS to make, have made, use, and sell LICENSED PRODUCTS and to practice LICENSED METHOD in the LICENSED FIELD OF USE in the LICENSED TERRITORY.

     3.2 The license under Article 3.1 shall be exclusive for a term commencing as of the effective date of this Agreement and ending on the date of the last to expire patent under the REGENTS' PATENT RIGHTS.

     3.3 REGENTS expressly reserves the right to use the INVENTION and related technology solely for educational and research purposes.

     3.4 LICENSEE shall have a continuing responsibility to keep the REGENTS informed of its large/small entity status (as defined by the United States Patent and Trademark Office) of itself and its sublicensees.

4.   SUBLICENSES

     4.1 LICENSEE shall have the right to sublicense third parties to make, have made, use, and sell LICENSED PRODUCTS and to practice the LICENSED METHOD in the LICENSED FIELD OF USE provided that LICENSEE has current exclusive rights under this AGREEMENT. Every such sublicense shall contain at least the following:


U.C. Case No.: B94-034, B96-001       Page 5       Proprietary and Confidential
Amersham                                           University of California,
                                                   Berkeley

THE SYMBOL "[*]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (a) A statement setting forth the date upon which LICENSEE's exclusive rights, privileges, and license hereunder shall expire.

          (b) A statement such that, to the extent applicable, the obligations of this Agreement shall be binding upon the sublicensee as if it were in place of LICENSEE, except that:

               (i) Earned royalty rate and minimum royalties may be at higher rates than this Agreement; and

               (ii) Sublicensee(s) shall be precluded from granting further sublicenses.

          (c) The same provision for indemnification of REGENTS as has been provided for in this Agreement.

     4.2 LICENSEE shall notify REGENTS of each sublicense granted hereunder and furnish to REGENTS a summary of the material terms of each such sublicense agreement.

     4.3 LICENSEE shall collect and guarantee payment of all royalties due REGENTS from sublicensees; and deliver all reports due REGENTS and received from sublicensees.

     4.4 Upon termination of this Agreement for any reason, all sublicenses that are granted by LICENSEE pursuant to this Agreement shall remain in effect and shall be assigned to REGENTS except that REGENTS shall not be bound to perform any duties or obligations set forth in any sublicenses that extend beyond the duties and obligations of REGENTS set forth in this Agreement.

5.  LICENSE ISSUE FEE
     5.1 LICENSEE shall pay to REGENTS a non-creditable, non-refundable license issue fee of $[*] as follows;
          $[*] for patents under U.C. Case No. B94-034, and
          $[*] for U.C. Case No.: B96-001.

     5.2 $[*] when the first patent in THE REGENTS' PATENT RIGHTS is allowed by either the US or European patents office.
     This fee is non-refundable and not an advance against royalties.


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
THE SYMBOL "[*]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

6.  ROYALTIES

    6.1  LICENSEE shall pay to REGENTS earned royalties at the rate of:

         (a) Where LICENSED PRODUCTS are not sold as products in combination with other materials having biological activity:
         [*] percent ([*]%) of the NET SALES of LICENSED PRODUCTS by LICENSEE or any AFFILIATES of LICENSEE to end users, and

         [*] percent ([*]%) of the NET SALES of LICENSED PRODUCTS by LICENSEE or any AFFILIATES of LICENSEE to distributors, and,

         (b) Where LICENSED PRODUCTS are sold as products in combination with other materials having biological activity:

         [*] percent ([*]%) of the NET SALES of LICENSED PRODUCTS by LICENSEE or any AFFILIATES of LICENSEE to end users, and,

         [*] percent ([*]%) of the NET SALES of LICENSED PRODUCTS by LICENSEE or any AFFILIATES of LICENSEE to distributors.

    6.2 Royalties shall be payable on LICENSED PRODUCTS and LICENSED METHODS covered by both pending patent applications and issued patents.

    6.3 Royalties accruing to the REGENTS shall be paid to the REGENTS semi-annually on or before the following dates of each calendar year:

              May 31 for the period ending March 31

              November 30 for the period ending September 30

    6.4 LICENSEE shall pay to the REGENTS a minimum annual royalty of $[*] on or before October 1 for each year for the life of this
                                     Page 7

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
          Agreement. The first minimum annual royalty will be payable on or before October 1, 1996. This minimum annual royalty will be credited against the earned royalty due and owing for the next twelve months ending on September 30 of each year.

     6.5 All royalties due the REGENTS shall be payable in United States funds collectible at par in San Francisco, California. When LICENSED PRODUCTS are sold for monies other than United States dollars, the earned royalties will first be determined in the foreign currency of the country in which the LICENSED PRODUCTS were licensed and then converted into equivalent United States funds. The exchange rate will be that rate quoted in the Wall Street Journal on the last business day of the reporting period.

     6.6. Earned royalties on licensed distribution of LICENSED PRODUCTS occurring in any country outside the United States shall not be reduced by any taxes, fees, or other charges imposed by the government of such country on the remittance of royalty income. The LICENSEE shall also be responsible for all bank transfer charges.

     6.7 LICENSEE shall make all payments under this Agreement to "The Regents of the University of California" and forward it to REGENTS at the address shown in Article 23.

     6.8 In the event that any patent or any claim thereof included within the REGENTS' PATENT RIGHTS expires or shall be held invalid in a final decision by a court of competent jurisdiction and last resort and from which no appeal has been or can be taken, all obligation to pay royalties for LICENSED PRODUCTS based on, covered by, or made using such patent or claims or any claims patentably indistinct therefrom shall cease as of the date of such expiration or final decision. LICENSEE shall not, however, be relieved from paying any royalties for LICENSED PRODUCTS that accrued before such expiration or decision or that are based on another valid patent or claim not expired or involved in such decision.

     6.9 No royalties will be collected or paid hereunder on LICENSED PRODUCTS distributed to or used by the United States Government.


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Amersham                                     University of California, Berkeley

THE SYMBOL "[*]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


          LICENSEE agrees to reduce the amount charged for LICENSED PRODUCTS distributed to the United States Government by an amount equal to the royalty for such LICENSED PRODUCTS otherwise due the REGENTS as provided herein.

7.   DUE DILIGENCE

     7.1 LICENSEE, upon execution of this Agreement, shall use diligent commercial efforts to proceed with the development, manufacture, and distribution under license of LICENSED PRODUCTS and shall use diligent commercial efforts to market them in quantities sufficient to meet the market demand. LICENSEE shall be entitled to exercise prudent and reasonable business judgment in meeting its due diligence obligations hereunder.

     7.2 LICENSEE specifically commits to achieving the following objectives in its due diligence activities hereunder:

          (a) Initiate automated kit development in the fourth calendar quarter of 1995.

          (b) Full product automated ET-primer kit availability in the first six months of 1996.

          (c)  First product introduction by September 1, 1996.
     7.3 If LICENSEE is unable to meet any of its due diligence obligations set forth in Article 7.2, then LICENSEE shall so notify REGENTS of failure to perform. LICENSEE shall have the right and option to extend the target date of such due diligence obligation for a period of six (6) months upon the payment of $[*] within thirty (30) days of the extension date for each six (6) months extension option exercised by LICENSEE. Each target date may be extended two times upon payment of the $[*] extension fee. These payments are creditable toward the minimum royalty payments specified in Article 6.4. Should LICENSEE opt not to extend the obligation or fail to meet it by the extended target date, then REGENTS shall have the right and option either to terminate this Agreement or to reduce the LICENSEE's

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
          exclusive license to a non-exclusive royalty bearing license. This right, if exercised by REGENTS, supersedes the rights granted in
          Article 3. The right to terminate this Agreement or reduce LICENSEE's exclusive license granted hereunder to a non-exclusive license shall be REGENTS' sole remedy for breach of Article 7. However, if LICENSEE is unable to perform any of the due diligence obligations set forth in Article 7.2 due to hardships beyond LICENSEE's control, including but not limited to delay while LICENSEE is obtaining a license covering patents owned by a third party, while LICENSEE has demonstrated diligent commercial efforts to perform these obligations, then REGENTS will extend the dates as appropriate (after conferring with LICENSEE in good faith and, in any event, on at least a day to day basis) in writing to LICENSEE, and REGENTS shall not terminate this Agreement or reduce LICENSEE's exclusive license to a non-exclusive license.

     7.4 At the request of either party, any controversy or claim arising out of or relating to the diligence provisions of Article 7.2 shall be settled by arbitration conducted in San Francisco, CA in accordance with the then current Licensing Agreement Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) shall be binding on the parties and may be entered by either party in the court or forum, state or federal, having jurisdiction. In determination of due diligence, the arbitrator may determine solely the issues of fact or law with respect to termination of LICENSEE's or REGENTS' respective rights under this Agreement but shall not have the authority to award monetary damages or grant equitable relief.

     7.5 To exercise either the right to terminate this Agreement or to reduce the license to a non-exclusive license for lack of diligence required in Article 7.2, REGENTS must give LICENSEE written notice of the deficiency. The LICENSEE thereafter has sixty (60) days to cure the deficiency or to request arbitration. If REGENTS has not received a written request for arbitration or satisfactory tangible evidence that the deficiency has been cured by the end of the sixty (60) day period, then REGENTS may, at its option, either terminate the Agreement or reduce LICENSEE's exclusive license to a non-exclusive license by giving written notice to LICENSEE. These notices shall be subject to Article 23 (Notices).




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

8.   PROGRESS AND ROYALTY REPORTS

     8.1 Beginning March 1, 1996, and semi-annually thereafter, LICENSEE shall submit to REGENTS a progress report covering LICENSEE's activities related to the development and testing of all LICENSED PRODUCTS and the obtaining of the governmental approvals necessary, if any, for marketing in the United States. These progress reports shall be made for all LICENSED PRODUCTS until the first commercial sale of such LICENSED PRODUCTS occurs in the United States.

     8.2 LICENSEE also agrees to report to REGENTS in its immediately subsequent progress and royalty reports, the date of first commercial distribution under license of LICENSED PRODUCTS.

     8.3 After the first commercial sale of LICENSED PRODUCTS anywhere in the world, LICENSEE will make quarterly royalty reports to REGENTS within sixty (60) days after the quarters ending March 31, June 30, September 30, and December 31, of each year. Each such royalty report shall include at least the following:
          (a)  The number of LICENSED PRODUCTS manufactured and the number sold;
          (b)  Gross revenue for LICENSED PRODUCTS;
          (c)  NET SALES pursuant to Article 2.4;
          (d)  Total royalties due REGENTS; and
          (e) Names and addresses of any new sublicensees along with a summary of the material terms of each new sublicense agreement entered into during the reporting quarter.

     8.4 If no distribution under license of LICENSED PRODUCTS has been made during the report period, a statement to this effect is required.

9.   BOOKS AND RECORDS

     9.1 LICENSEE shall keep full, true, and accurate books of accounts containing all particulars that may be necessary for the purpose of showing the amount of royalties payable to REGENTS. Said books of




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
          accounts shall be kept at LICENSEE's principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times during normal business hours upon reasonable notice, for three (3) years following the end of the calendar year to which they pertain, to the inspection and audit by an independent certified public accountant retained by REGENTS for the purpose of verifying LICENSEE's royalty statement or compliance in other respects with this Agreement. Such independent certified accountant shall be bound to hold all information in confidence except as necessary to communicate LICENSEE's non-compliance with this AGREEMENT to REGENTS.

    9.2 The fees and expenses of REGENT's representatives performing such an examination shall be borne by REGENTS. However, if an error in underpaid royalties to REGENTS of more than five percent (5%) of the total royalties due for any year is discovered, then the fees and expenses of these representatives shall be borne by LICENSEE.

10. LIFE OF THE AGREEMENT

    10.1 Unless otherwise terminated by the operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement shall be in force from the effective date recited on page one and shall remain in effect for the life of the last-to-expire patent licensed under this Agreement.

    10.2 In the event this Agreement is terminated for any reason whatsoever not including expiration, LICENSEE shall provide to REGENTS, in writing and at no cost to REGENTS, all technical information, data, and know how that has been reduced to some tangible form and developed by LICENSEE and directly relating to the LICENSED PRODUCTS, but specifically excluding proprietary technology belonging to LICENSEE, within ninety (90) days of such termination. LICENSEE hereby grants to REGENTS a non-exclusive right to use, and sublicense others the right to use the technical information, data, and know-how, and LICENSEE reserves the right to use, sublicense others to use, and otherwise exploit all such technical information,

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
          data and know-how to the extent that such use does not conflict with the other provisions of this Agreement.

     10.3 Any termination of this Agreement shall not affect the rights and obligations set forth in the following articles:

               Article 4      Sublicenses
               Article 9      Books and Records
               Article 10     Life of the Agreement
               Article 13     Disposition of PRODUCTS on
                              Hand Upon Termination
               Article 16     Use of Names and Trademarks
               Article 19     Indemnification
               Article 24     Late Payments
               Article 26     Confidentiality

     10.4 Any termination of this Agreement shall not relieve LICENSEE of its obligation to pay any monies due or owing at the time of such termination and shall not relieve any obligations, of either party to the other party, established prior to termination.

11.  TERMINATION BY REGENTS

     If LICENSEE should violate or fail to perform any term or covenant of this Agreement, then REGENTS may give written notice of such default ("Notice of Default") to LICENSEE. If LICENSEE should fail to repair such default within sixty (60) days of the effective date of such notice, REGENTS shall have the right to terminate this Agreement and the licenses herein by a second written notice ("Notice of Termination") to LICENSEE. If a Notice of Termination is sent to LICENSEE, this Agreement shall automatically terminate on the effective date of such notice. Such termination shall not relieve LICENSEE of it obligation to pay any royalty or license fees owing at the time of such termination and shall not impair any accrued rights of REGENTS. These notices shall be subject to Article 23 (Notices).

12.  TERMINATION BY LICENSEE


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
     12.1 LICENSEE shall have the right at any time to terminate this Agreement in whole or as to any portion of REGENTS' PATENT RIGHTS by giving notice in writing to REGENTS. Such notice of termination shall be subject to Article 23 (Notices) and termination of this Agreement shall be effective ninety (90) days from the effective date of such notice.

     12.2 Any termination pursuant to the above paragraph shall not relieve LICENSEE of any obligation or liability accrued hereunder prior to such termination or rescind anything done by LICENSEE or any payments made to REGENTS hereunder prior to the time such termination becomes effective, and such termination shall not affect in any manner any rights of REGENTS arising under this Agreement prior to such termination.

13.  DISPOSITION OF PRODUCTS ON HAND UPON TERMINATION

     Upon termination of this Agreement LICENSEE shall have the privilege of disposing of all previously made or partially made LICENSED PRODUCTS, but no more, within a period of one hundred and twenty (120) days following the effective date of termination, provided, however, that the sale of such LICENSED PRODUCTS shall be subject to the terms of this Agreement including, but not limited to, the payment of royalties at the rate and at the time provided herein and the rendering of reports thereon.
14.   PATENT PROSECUTION AND MAINTENANCE
     14.1 REGENTS shall diligently prosecute and maintain the United States and foreign patent applications and patents under REGENTS' PATENT RIGHTS using counsel of its choice, provided that the continued use of such counsel at any point in the patent prosecution process subsequent to initial filing of a U.S. patent application covering the INVENTION, including preparation and filing of divisions, substitutions, extensions, continuation-in-part applications, and corresponding foreign applications, shall be subject to the approval of LICENSEE. REGENTS shall promptly provide LICENSEE with copies of all relevant documentation so that LICENSEE may be currently informed and apprised of the continuing prosecution and LICENSEE

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Amersham                                      University of California, Berkeley
          agrees to keep this documentation confidential in accordance with
          Article 26 herein. LICENSEE may comment upon such documentation, provided, however, that if LICENSEE has not commented upon such documentation prior to the deadline for filing a response with the relevant government patent office, REGENTS shall be free to respond appropriately without consideration of LICENSEE's comments. LICENSEE and LICENSEE's patent counsel shall have the right to consult with patent counsel chosen by REGENTS.

     14.2 REGENTS shall use all reasonable efforts to prepare or amend any patent application to include claims reasonably requested by LICENSEE to protect the products contemplated to be sold, or methods or procedures to be practiced under this Agreement.

     14.3 Subject to Articles 14.4 and 14.6, all past, present, and future costs for preparing, filing, prosecuting, and maintaining all United States and foreign patent applications, and patents issuing thereon and contemplated by the executed Letter Agreement dated January 13, 1995, and this Agreement shall be borne by LICENSEE, so long as the licenses granted to LICENSEE herein are exclusive. If, however, REGENTS reduces the exclusive licenses granted herein to nonexclusive licenses pursuant to Articles 7.3, 7.4, or 7.5 and REGENTS grants additional license(s), the costs of preparing, filing, prosecuting and maintaining such patent applications and patents shall be divided equally among the licensed parties from the effective date of each subsequently granted license agreement.

     14.4 REGENTS shall file, prosecute and maintain, at the request of LICENSEE, patent applications and patents covered by REGENTS' PATENT RIGHTS in foreign countries, if available, and if LICENSEE so desires. LICENSEE must notify REGENTS within nine (9) months of the filing of the corresponding United States application of its decision to obtain foreign patents. The notice concerning foreign filing shall be in writing and must identify the countries desired. The absence of such a notice from LICENSEE to REGENTS within such nine (9) month period shall be considered an election not to secure foreign rights. REGENTS shall have the right to file patent applications at its own expense in any country which LICENSEE has

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
          not included in the list of desired countries and such application and resultant patents shall not be subject to this Agreement.

     14.5 All patents and patent applications under this Agreement shall be held in the name of REGENTS, and shall be subject to the terms and provisions hereof. REGENTS shall take into consideration LICENSEE's reasonable suggestions in the preparation and prosecution of REGENTS' PATENT RIGHTS covering the INVENTION in order to obtain the broadest claims and protection.

     14.6 LICENSEE's obligation to underwrite and to pay all domestic and foreign patent filing, prosecution, and maintenance costs shall continue for so long as this Agreement remains in effect, provided, however, that LICENSEE may terminate its obligations with respect to any given patent application or patent in any or all designated countries upon three (3) months written notice to REGENTS. REGENTS will use its best efforts to curtail patent costs when such a notice is received from LICENSEE. REGENTS may continue prosecution and/or maintenance of such application(s) or patent(s) at its sole discretion and expense; provided, however, that LICENSEE shall have no further right or licenses thereunder.

15.  MARKING

     Prior to the issuance of patents under REGENTS' PATENT RIGHTS, LICENSEE agrees to mark LICENSED PRODUCTS (or their containers or labels) made, sold, licensed or otherwise disposed of by it in the United States under the license granted in this Agreement with the words "Patent Pending," and following the issuance in the United States of one or more patents under REGENTS' PATENT RIGHTS, with the numbers of the REGENTS' PATENT RIGHTS.

16.  USE OF NAMES AND TRADEMARKS

     Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trademark, trade name, or other designation of either party hereto (including any contraction, abbreviation, or simulation of any of the



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
     foregoing). Unless required by law or consented to in writing by REGENTS, the use of the name "The Regents of the University of California" or the name of any University of California campus is expressly prohibited.

17.  LIMITED WARRANTIES

     17.1 REGENTS warrants to LICENSEE that it has the lawful right to grant this license.

     17.2 These licenses and the associated INVENTION are provided without WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESSED OR IMPLIED. REGENTS MAKES NO REPRESENTATIONS OR WARRANTIES THAT THE LICENSED PRODUCTS OR LICENSED METHOD WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHTS.

     17.3 IN NO EVENT WILL REGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THE LICENSE GRANTED HEREUNDER OR THE USE OF THE INVENTION OR LICENSED PRODUCTS.

     17.4  Nothing in this Agreement is or shall be construed as:

           (a) A warranty or representation by REGENTS as to the validity or scope of any REGENTS' PATENT RIGHTS; or

           (b) A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; or

           (c) An obligation to bring or prosecute actions or suits against third parties for patent infringement, except as provided in
               Article 18; or

           (d) Conferring by implication, estoppel, or otherwise any license or rights under any patents of REGENTS other than REGENTS' PATENT RIGHTS as defined herein; or

           (e) An obligation to furnish any know how, not provided in REGENTS' PATENT RIGHTS.


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


THE SYMBOL "[*]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

18.  PATENT INFRINGEMENT

     18.1 In the event that LICENSEE shall learn of the substantial infringement of any REGENTS' PATENT RIGHTS under this Agreement, LICENSEE shall promptly inform REGENTS with reasonable evidence of such infringement. Both parties to this Agreement agree that during the period and in a jurisdiction where LICENSEE has exclusive rights under this Agreement, neither will notify a third party of the infringement without first obtaining consent of the other party, which consent shall not be unreasonably denied. Both parties, in cooperation with each other shall agree on a mutually acceptable approach to terminate such infringement without litigation.

     18.2 LICENSEE may request that REGENTS take legal action against the infringement. Such request shall be made in writing and shall include reasonable evidence of such infringement and damages to LICENSEE. If the infringing activity has not been abated within ninety (90) days following the effective date of such request, REGENTS shall have the right to:
           (a)  Commence suit on its own account; or
           (b)  Refuse to participate in such suit.
           REGENTS shall give notice of its election in writing to LICENSEE within ninety (90) days after receiving such request from LICENSEE and absent refusal to participate in such suit, shall commence suit promptly thereafter. LICENSEE shall have the right to join or intervene at its own expense in any such suit commenced by REGENTS. LICENSEE may bring suit for patent infringement if, and only if, REGENTS elects not to commence suit and if the infringement occurred during the period and in a jurisdiction where LICENSEE had exclusive rights under this Agreement. However, in the event LICENSEE elects to bring suit in accordance with this paragraph, REGENTS may thereafter join such suit at its own expense.

     18.3  [*]

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

THE SYMBOL "[*]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



          [*]


     18.4 Each party agrees to cooperate with the other in legal proceedings instituted hereunder but at the expense of the party on account of whom suit is brought. Such legal proceedings shall be controlled by the party bringing the action, except that REGENTS may be represented by counsel of its choice, at its sole expense, in any action brought by LICENSEE and LICENSEE may be represented by counsel of its choice, at its sole expense, in any action brought by REGENTS.

19.  INDEMNIFICATION

     LICENSEE agrees, and agrees to require its sublicensees, to indemnify, hold harmless, and defend REGENTS and its officers, employees, and agents; sponsor(s) of the research that led to the INVENTION; and the inventors of the patents and patent applications in REGENTS' PATENT RIGHTS and their employees against any and all liability, claims, suits, losses, damages, costs, fees, and expenses for death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale, lease or other disposition of the INVENTION, REGENTS' PATENT RIGHTS, or LICENSED PRODUCTS by LICENSEE, by its sublicensees, or each of their customers except to the extent such arises from the negligence or default of REGENTS whereupon the obligation to indemnify contained in this clause should be reduced in proportion to such negligence or default.


20.  EXPORT CONTROLS

     LICENSEE understands that REGENTS are subject to United States laws and regulations (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979), controlling the export of technical data, computer software, laboratory prototypes and other commodities, and REGENTS' obligations under this Agreement are contingent on compliance with such laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United




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
     States Government and/or written assurances by LICENSEE that LICENSEE shall not export such technical data and/or commodities to certain foreign countries without prior approval of such agency. REGENTS neither represent that a license shall not be required nor that, if required, it shall be issued.

21.  FOREIGN GOVERNMENTAL APPROVAL OR REGISTRATION

     If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, LICENSEE shall assume all legal obligations to do so.

22.  ASSIGNMENT

     This Agreement is binding upon and shall inure to the benefit of REGENTS, its successors and assigns, provided, however, this Agreement shall be personal to LICENSEE and AFFILIATES and assignable by LICENSEE only with the written consent of REGENTS, which consent shall not be unreasonably withheld, except that LICENSEE may freely assign this Agreement to an acquirer of all or substantially all of LICENSEE's stock, assets or business.

23.  NOTICES

     All notices under this Agreement shall be deemed to have been fully given when done in writing and deposited in the United States mail, registered or certified, and addressed as follows:

     To REGENTS:    Office of Technology Licensing
                    2150 Shattuck Avenue, Suite 510
                    Berkeley, CA 94720-1620
                    Attn.: Director (UC Case No.: B94-034)

     To LICENSEE:   Amersham Life Science Inc.
                    2636 S. Clearbrook Drive
                    Arlington Heights, IL U.S.A. 60005

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
                                Attn.: President

     Either party may change its address upon written notice to the other party.

24.  LATE PAYMENTS

     In the event royalty payments or fees are not received by REGENTS when due, LICENSEE shall pay to REGENTS interest charges at a rate of ten percent (10%) per annum. Such interest shall be calculated from the date payment was due until actually received by REGENTS.

25.  WAIVER

     25.1 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

     25.2 None of the terms, covenants, and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

26.  CONFIDENTIALITY

     26.1 LICENSEE and REGENTS respectively shall hold the other party's proprietary business, terms of this Agreement, patent prosecution material, and technical information and other proprietary information in confidence and against disclosure to third parties with at least the same degree of care as it exercises to protect its own data and license agreements of a similar nature.

     26.2 Nothing contained herein shall in any way restrict or impair the right of LICENSEE or REGENTS to use, disclose, or otherwise deal with any information or data which:

          (a) at the time of disclosure to a receiving party is generally available to the public or thereafter becomes generally available to the public by publication or otherwise through no act of the receiving party;



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

     (b) the receiving party can show by written record was in its possession prior to the time of disclosure to it hereunder and was not acquired directly or indirectly from the disclosing party;

     (c) is independently made available to the receiving party without restrictions as a matter of right by a third party;

     (d) is subject to disclosure under the California Public Records Act or other requirements of law.

26.3 It is understood that REGENTS shall be free to release to the inventors and senior administrators employed by REGENTS the terms and conditions of this Agreement upon their request. If such release is made, REGENTS shall inform such employees of the confidentiality obligations set forth above and shall request and use its best efforts to ensure that they do not disclose such terms and conditions to others. It is further understood that should a third party inquire whether a license to REGENTS' PATENT RIGHTS is available, REGENTS may disclose the existence of this Agreement and the extent of the grant in Article 3 to such third party, but shall not disclose the name of LICENSEE, except where REGENTS are required to release information under either the California Public Records Act or other applicable law, provided REGENTS shall give prior written notice to LICENSEE of such disclosure.

26.4 LICENSEE and REGENTS agree to destroy or return to the disclosing party proprietary information received from the other in its possession within fifteen (15) days following the effective date of termination of this Agreement. However, each party may retain one copy of proprietary information of the other solely for archival purposes in non-working files for the sole purpose of verifying the ownership of the proprietary information, provided such proprietary information shall be subject to the confidentiality provisions set forth in Article 26.1. LICENSEE and REGENTS agree to provide each other, within thirty (30) days following termination of this Agreement, with a written notice that proprietary information has been returned or destroyed.

26.5 The terms of this Article 26 (Confidentiality) shall expire in five (5) years from the official date of termination of this Agreement.


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
27.  FORCE MAJEURE

     The parties to this Agreement shall be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any catastrophes or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the parties' respective obligations hereunder shall resume.

28.  SEVERABILITY

     The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such invalidity or enforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

29.  APPLICABLE LAW

     THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED, AND APPLIED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. QUESTIONS CONCERNING THE LAW AND EFFECT OF THE REGENTS' PATENT RIGHTS SHALL BE DETERMINED BY THE LAW OF THE COUNTRY IN WHICH THE PATENT WAS GRANTED.

30.  SCOPE OF AGREEMENT

     This Agreement (except for the Letter Agreement dated January 13, 1995 and extension thereof, which shall continue to the extent it is not inconsistent with this Agreement) incorporates the entire agreement between the parties with respect to the subject matter hereof, and this Agreement may be altered or modified only by written amendment duly executed by the parties hereto.


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Amersham                                      University of California, Berkeley

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

THE REGENTS OF THE                      AMERSHAM LIFE SCIENCE, INC.
UNIVERSITY OF CALIFORNIA


By /s/ William A. Hoskins               By /s/ C.G. Marlow
  ------------------------------           --------------------------------
  William A. Hoskins                      C. G. Marlow
  Director                                President
  Office of Technology Licensing

Date  Oct. 30, 1995                     Date  10/16/95
    ----------------------------            -------------------------------









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Amersham                                      University of California, Berkeley

UNIVERSITY OF CALIFORNIA, BERKELEY
OFFICE OF TECHNOLOGY LICENSING                                      [SEAL]


--------------------------------------------------------------------------------
                                   AMENDMENT #1 TO
                         EXCLUSIVE LICENSE AGREEMENT FOR
                     ENERGY TRANSFER DYES FOR DNA ANALYSES

                                                          U.C. Case No.: B94-094
--------------------------------------------------------------------------------


Effective April 2, 1998, THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation, whose legal address is 300 Lakeside Drive, Oakland, California 94612-3550, acting through its Office of Technology Licensing, at the University of California, Berkeley, 2150 Shattuck Avenue, Suite 510, Berkeley, CA 94720-1620 ("REGENTS") and AMERSHAM PHARMACIA BIOTECH, INC. a U.S. corporation having a principal place of business at 2636 South Clearbrook Drive, Arlington Heights, IL 60005 ("LICENSEE"), agree as follows:

Article 2.4: Substitute the following:

     2.4 "LICENSED FIELD OF USE" means use for energy transfer technology in DNA analysis.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

THE REGENTS OF THE                 AMERSHAM PHARMACIA BIOTECH, INC.
UNIVERSITY OF CALIFORNIA          (formerly known as AMERSHAM LIFE SCIENCE, INC)

By: /s/ William A. Hoskins          By: /s/ R.E. Long
    -----------------------------       --------------------------------
    William A. Hoskins                  R.E. Long
    Director                            Director
    Office of Technology Licensing


Date:       April 3rd, 1998         Date:        April 3rd, 1998
      ---------------------------         ------------------------------

U.C. Case No.: B94-094 B95-001      Proprietary and Confidential
Amersham                            University of California, Berkeley

                                    Page 1